UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010

COMMISSION FILE NUMBER:  000-52488

INFRAX SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	20-2583185
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

6365 53rd Street North, Pinellas Park, FL 33781
(Address of Principal Executive Offices)

(727) 498-8514
(Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01 Other Events.

Whereas Infrax Systems, Inc., a Nevada corporation (hereinafter referred to as “Infrax” or “Buyer”), has expressed an interest in purchasing all of the common stock of   Broadband Holdings, Inc., a private company, currently located at  1700 Peachtree Road, Suite 100, Balch Springs, TX 75180, and its affiliate companies, including Broadband Specialists, Inc. (collectively, “BSI”) held by Gerry Locke and Ramona Locke (hereinafter collectively referred to as “Seller,” whether one or both) and Seller has expressed an interest in selling all of their common stock to Infrax Systems, Inc, whereby BSI will be a wholly-owned subsidiary of Infrax.  In exchange for 100% of the issued and outstanding stock of BSI and employment agreements Infrax will issue a combination of common stock, promissory note and earn-out agreement.

Under the terms of the agreement, Infrax systems will acquire Broadband Holdings and all affiliates, including BSI's 32,500 square foot headquarters and operations facility located on 9.23 acres, for approximately $8million in a combination of cash and Preferred stock, subject to a Lock Up and Leak Out agreement, at closing. The final purchase price will be based on a third-party valuation of Broadband Holding's business and holdings. Infrax will continue to support Broadband Holdings customer base and utilize their expertise in future smart grid deployment projects.

The offer, contingent on attaining adequate funding and subject to final negotiation and due diligence, will consist of the following terms:

●
Infrax shall, in consideration of a pending third party BSI asset valuation, pay approximately $8,000,000 for all of the assets of BSI in the following manner: (a) Seller Notes (amount and terms to be determined); (b) An amount of Series B preferred nonredeemable shares of IFXY with a conversion rate to Common of 1:300, based on the share price at closing.  Series B Preferred shares will be convertible into restricted common shares under applicable securities laws.  Series B Preferred Shares will vote on an as converted basis, and upon the closing of the transaction contemplated hereby (the “Closing”), the Seller shall obtain Board representation proportionate to Seller’s equity position in Infrax on an as converted basis.

●
The Seller and Buyer will agree to a mutually agreeable lock up and leak out agreement in order to fully facilitate the orderly sale of any shares into the open market. In addition to the initial consideration, BSI’s key employees, to be defined and identified,  will be required to enter into an Employment Agreement with a bonus component and earn-out, based on various levels sales increase:

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits: Press Release Relating to Infrax Intent to Purchase Broadband Holdings Inc.

Exhibit No.	Description
99.1	January 06, 2011, Press Release Relating to Infrax Intent to Purchase Broadband Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

Dated: January 7, 2010	/s/ Mr. Paul J. Aiello
Mr. Paul J. Aiello
Principal Executive Officer